HUDSON PACIFIC PROPERTIES, INC.
FIRST QUARTER 2013
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 14, 2013. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 14, 2013.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter	Howard S. Stern	Patrick Whitesell
Managing General Partner, Clarity Partners L.P.	President, Hudson Pacific Properties, Inc.	Co-Chief Executive, WME Entertainment

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Kay Tidwell
EVP, Operations and Development	EVP, Finance	EVP, General Counsel and Secretary

Alexander Vouvalides	Drew Gordon	Harout Diramerian
SVP, Acquisitions	SVP, Northern California	Chief Accounting Officer

Arthur X. Suazo		Elva Hernandez
Director of Leasing		VP, Controller
INVESTOR RELATIONS
Addo Communications (310) 829-5400 Email Contact: lasseg@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	19
Office properties square feet (in thousands)	4,454
Stabilized office properties leased rate as of March 31, 2013(1)	94.5%
Stabilized office properties occupied rate as of March 31, 2013(1)(2)	92.2%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	884
Media & entertainment occupied rate as of March 31, 2013(3)	74.1%

Number of land assets owned	5
Land assets square feet (in thousands)(4)	1,947

Market capitalization (in thousands):
Total debt(5)	$529,013
Series A Preferred Units	12,475
Series B Preferred Stock	145,000
Common equity capitalization(6)	1,285,006
Total market capitalization	$1,971,494
Debt/total market capitalization	26.8%
Series A preferred units & debt/total market capitalization	27.5%
Common stock data (NYSE:HPP):
Range of closing prices(7)	$ 20.54-23.12
Closing price at quarter end	$21.75
Weighted average fully diluted common stock\units outstanding (in thousands)(8)	55,196
Shares of common stock\units outstanding on March 31, 2013 (in thousands)(9)	59,081
__________________________

(1)	Stabilized office properties leased rate and occupied rate excludes the development, redevelopment, and lease-up properties described on page 14.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended March 31, 2013.

(4)	Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(5)	Total debt excludes non-cash loan premium/discount.

(6)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(7)	For the quarter ended March 31, 2013.

(8)
For the quarter ended March 31, 2013. Diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible instruments. Diluted shares do not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

(9)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) at March 31, 2013, and does not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	March 31, 2013	December 31, 2012
ASSETS
Total investment in real estate, net	$1,396,479	$1,390,771
Cash and cash equivalents	141,562	18,904
Restricted cash	14,321	14,322
Accounts receivable, net	13,925	12,442
Notes receivable	4,000	4,000
Straight-line rent receivables	15,612	14,165
Deferred leasing costs and lease intangibles, net	81,729	83,498
Deferred finance costs, net	7,553	8,175
Interest rate contracts	64	71
Goodwill	8,754	8,754
Prepaid expenses and other assets	3,330	4,588
TOTAL ASSETS	$1,687,329	$1,559,690

LIABILITIES AND EQUITY
Notes payable	$530,023	$582,085
Accounts payable and accrued liabilities	21,696	18,833
Below-market leases	29,351	31,560
Security deposits	6,262	5,997
Prepaid rent	9,216	11,518
TOTAL LIABILITIES	596,548	649,993

6.25% series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at March 31, 2013 and December 31, 2012, respectively	145,000	145,000
Common Stock, $0.01 par value, 490,000,000 authorized, 56,698,156 shares and 47,496,732 shares outstanding at March 31, 2013 and December 31, 2012, respectively	567	475
Additional paid-in capital	910,792	726,605
Accumulated other comprehensive loss	(1,271)	(1,287)
Accumulated deficit	(33,373)	(30,580)
Total Hudson Pacific Properties, Inc. stockholders’ equity	1,021,715	840,213
Non-controlling interest—members in Consolidated Entities	1,470	1,460
Non-controlling common units in the Operating Partnership	55,121	55,549
TOTAL EQUITY	1,078,306	897,222
TOTAL LIABILITIES AND EQUITY	$1,687,329	$1,559,690

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,

	2013	2012
Revenues
Office
Rental	$28,648	$22,380
Tenant recoveries	5,882	5,374
Parking and other	3,938	2,114
Total office revenues	38,468	29,868

Media & entertainment
Rental	5,768	5,451
Tenant recoveries	418	248
Other property-related revenue	4,490	2,624
Other	236	40
Total media & entertainment revenues	10,912	8,363

Total revenues	49,380	38,231

Operating expenses
Office operating expenses	14,114	11,356
Media & entertainment operating expenses	5,568	4,770
General and administrative	4,989	4,514
Depreciation and amortization	18,905	12,132
Total operating expenses	43,576	32,772

Income from operations	5,804	5,459

Other expense (income)
Interest expense	5,592	4,891
Interest income	(150)	(5)
Acquisition-related expenses	—	61
Other expenses	45	44
	5,487	4,991

Net income	$317	$468

Net income attributable to preferred stock and units	(3,231)	(3,231)
Net income attributable to restricted shares	(79)	(78)
Net income attributable to non-controlling interest in Consolidated Entities	(10)	—
Net loss attributable to common units in the Operating Partnership	131	203
Net loss attributable to Hudson Pacific Properties, Inc. common stockholders	$(2,872)	$(2,638)
Net loss attributable to common stockholders’ per share—basic and diluted	$(0.06)	$(0.08)
Weighted average shares of common stock outstanding—basic and diluted	52,184,280	33,320,450
Dividends declared per share of common stock	$0.125	$0.125

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Funds From Operations (FFO)(1)
Net (loss) income	$317	$468
Adjustments:
Depreciation and amortization of real estate assets	18,905	12,132
Less: Net loss (income) attributable to non-controlling interest in Consolidated Entities	(35)	—
Less: Net income attributable to preferred stock and units	(3,231)	(3,231)
FFO to common shareholders and unit holders	$15,956	$9,369
Specified items impacting FFO:
Acquisition-related expenses	—	61
Property tax savings	(797)	—
Termination fee revenue	(1,082)	—
FFO (excluding specified items) to common shareholders and unit holders	$14,077	$9,430

Weighted average common stock/units outstanding - diluted	55,196	36,454
FFO per common stock/unit—diluted	$0.29	$0.26
FFO (excluding specified items) per common stock/unit—diluted	$0.26	$0.26

Adjusted Funds From Operations (AFFO)(1)
FFO	$15,956	$9,369
Adjustments:
Straight-line rent	(1,448)	(1,563)
Amortization of prepaid rent(2)	327	314
Amortization of above market and below market leases, net	(1,519)	(370)
Amortization of below market ground lease	62	62
Amortization of lease buy-out costs	22	23
Amortization of deferred financing costs and loan premium/discount, net	297	304
Recurring capital expenditures, tenant improvements and lease commissions	(15,473)	(2,004)
Non-cash compensation expense	1,726	1,229
AFFO	$(50)	$7,364

Dividends paid to common stock and unit holders	$7,385	$4,559
AFFO payout ratio	(14,770.0)%	61.9%

______________________________

(1)	See page 18 for Management's Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of March 31, 2013.

			Annual		Balance at
Debt	Outstanding	Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Unsecured Revolving Credit Facility	$—	LIBOR+1.55% to 2.20%	$—	8/3/2016	$—
Mortgage loan secured by 625 Second Street(2)	33,700	5.850%	1,999	2/1/2014	33,700
Mortgage loan secured by 6922 Hollywood Boulevard(3)	41,081	5.580%	3,230	1/1/2015	39,426
Mortgage loan secured by 275 Brannan(4)	3,830	LIBOR+2.00%	—	10/5/2015	3,830
Mortgage loan secured by Sunset Gower/Sunset Bronson(5)	92,000	LIBOR+3.50%	—	2/11/2016	89,681
Mortgage loan secured by 901 Market(6)	49,600	LIBOR+2.25%	—	10/31/2016	49,600
Mortgage loan secured by Rincon Center(7)	107,197	5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by First Financial(8)	43,000	4.580%	2,002	2/1/2022	36,799
Mortgage loan secured by 10950 Washington(9)	29,605	5.316%	2,639	3/11/2022	24,632
Mortgage loan secured by Pinnacle I	129,000	3.954%	5,172	11/7/2022	117,190
Subtotal	$529,013
Unamortized loan premium, net(10)	1,010
Total	$530,023

______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was assumed on September 1, 2011 in connection with the closing of our acquisition of the 625 Second Street property.

(3)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property.

(4)
On October 5, 2012, we obtained a loan for our 275 Brannan property pursuant to which we have the ability to draw up to $15,000 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(5)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through its maturity on February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42.0 million of the loan through its maturity on February 11, 2016. Beginning with the payment due February 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt amortization of $1,113..

(6)
On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49,600 upon closing, with the ability to draw up to an additional $11,900 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(7)
On April 29, 2011, we closed a seven-year term loan totaling $110.0 million with JPMorgan Chase Bank, National Association, secured by our Rincon Center property. The loan bears interest at a fixed annual rate of 5.134%.

(8)
The loan bears interest only for the first two years. Beginning with the payment due March 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt service of $2,639.

(9)
On February 11, 2012, we closed a 10-year term loan totaling $30.0 million with Cantor Commercial Real Estate Lending, L.P., secured by our 10950 Washington property. The loan bears interest at a fixed annual rate of 5.316% and will mature on March 11, 2022.

(10)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 625 Second Street and 6922 Hollywood Boulevard.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(unaudited, $ in thousands)

Same-Store Analysis
	Three Months Ended March 31,
	2013		2012	% change
Same-store office statistics
Number of properties	14		14
Rentable square feet	3,531,469		3,531,469
Ending % leased	94.8%		92.5%	2.5%
Ending % occupied	92.2%		90.5%	1.9%
Quarterly average % occupied	88.5%		90.3%	(2.0)%

Same-store media statistics
Number of properties	2		2
Rentable square feet	857,435		857,435
TTM average % occupied	74.0%		69.2%	6.9%
Quarterly average % occupied	71.2%		69.5%	2.4%

Same-store net operating income — GAAP basis
Total office revenues	29,948	(2)	29,650	1.0%
Total media revenues	10,630		8,211	29.5%
Total revenues	40,578		37,861	7.2%

Total office expense	11,421		11,366	0.5%
Total media expense	6,165	(3)	4,769	29.3%
Total property expense	17,586		16,135	9.0%

Same-store office net operating income - GAAP basis	18,527		18,284	1.3%
Same-store media net operating income- GAAP basis	4,465		3,442	29.7%
Same-store total property net operating income — GAAP basis	22,992		21,726	5.8%

Same-store net operating income — Cash basis
Total office revenues	28,360	(2)	27,871	1.8%
Total media revenues	10,628		8,206	29.5%
Total revenues	38,988		36,077	8.1%

Total office expense	11,359		11,304	0.5%
Total media expense	6,165	(3)	4,769	29.3%
Total property expense	17,524		16,073	9.0%

Same-store office net operating income - Cash basis	17,001		16,567	2.6%
Same-store media net operating income - Cash basis	4,463		3,437	29.9%
Same-store total property net operating income — Cash basis	21,464		20,004	7.3%
______________________________

(1)	Same store defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2012 and still owned and included in the stabilized portfolio as of March 31, 2013.

(2)	Amount excludes $1,082 early lease termination fee income disclosed in the Q1-2013 earnings release.

(3)	Amount excludes $797 property tax savings disclosed in the Q1-2013 earnings release.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2013	2012

Reconciliation to net income
Same-store office revenues — Cash basis	28,360	27,871
GAAP adjustments to office revenues — Cash basis	1,589	1,779
Early lease termination fee adjustment to office revenues	1,081	—
Same-store office revenues — GAAP basis	31,030	29,650

Same-store media revenues — Cash basis	10,628	8,206
GAAP adjustments to media revenues — Cash basis	2	5
Same-store media revenues — GAAP basis	10,630	8,211

Same-store property revenues — GAAP basis	41,660	37,861

Same-store office expenses — Cash basis	11,359	11,304
GAAP adjustments to office expenses — Cash basis	62	62
Same-store office expenses — GAAP basis	11,421	11,366

Same-store media expenses — Cash basis	6,165	4,769
Property tax savings adjustment to media expenses	(797)	—
Same-store media expenses — GAAP basis	5,368	4,769

Same-store property expenses — GAAP basis	16,789	16,135

Same-store net operating income — GAAP basis	24,871	21,726
Non-Same Store GAAP net operating income	4,827	380
General and administrative	(4,989)	(4,514)
Depreciation and amortization	(18,905)	(12,132)
Income from operations	5,804	5,460
Interest expense	(5,592)	(4,891)
Interest income	150	5
Acquisition-related expenses	—	(61)
Other expenses (income)	(45)	(45)
Net income	317	468

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

STABILIZED OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS(1)

						Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)
County	Square Feet(2)
San Francisco
Rincon Center	580,850	14.8%	79.2%	85.4%	$17,283,267	$37.58	$3.13
1455 Market Street	1,012,012	25.7%	93.3%	97.2%	18,175,259	19.25	1.60
875 Howard Street	286,270	7.3%	99.4%	101.4%	6,879,995	24.19	2.02
222 Kearny Street	148,797	3.8%	93.8%	93.8%	4,992,156	35.78	2.98
625 Second Street	136,906	3.5%	95.0%	95.0%	5,213,949	40.09	3.34
Subtotal	2,164,835	55.0%	90.5%	94.2%	$52,544,626	$26.83	$2.24
Los Angeles
First Financial	222,423	5.7%	99.9%	99.9%	$7,521,531	$33.84	$2.82
Technicolor Building	114,958	2.9%	100.0%	100.0%	4,395,488	38.24	3.19
Del Amo Office Building	113,000	2.9%	100.0%	100.0%	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.6%	84.2%	84.2%	2,098,373	40.71	3.39
10950 Washington	159,024	4.0%	100.0%	100.0%	4,826,932	30.35	2.53
604 Arizona	44,260	1.1%	100.0%	100.0%	1,779,252	40.20	3.35
6922 Hollywood	205,523	5.2%	92.2%	92.2%	7,851,541	41.44	3.45
10900 Washington	9,919	0.3%	100.0%	100.0%	331,017	33.37	2.78
Pinnacle I	393,777	10.0%	91.7%	91.7%	14,916,290	41.29	3.44
Subtotal	1,324,108	33.6%	95.6%	95.6%	$46,789,494	$36.97	$3.08
Orange
City Plaza	333,922	8.5%	93.8%	93.8%	$7,485,632	$23.91	$1.99
Subtotal	333,922	8.5%	93.8%	93.8%	$7,485,632	$23.91	$1.99
San Diego
Tierrasanta	112,300	2.9%	81.1%	89.1%	$1,353,740	$14.86	$1.24
Subtotal	112,300	2.9%	81.1%	89.1%	$1,353,740	$14.86	$1.24
TOTAL	3,935,165	100.0%	92.2%	94.5%	$108,173,492	$29.81	$2.48
_____________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held-for-sale”. As of March 31, 2013, we had no office development property under construction, one office redevelopment property (275 Brannan Street) under construction, and two lease-up properties (901 Market Street and Element LA). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2013, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2013, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2013. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

DEVELOPMENT, REDEVELOPMENT, AND LEASE-UP PROPERTIES(1)

						Annualized Base Rent Per Occupied Square Foot(4)	Monthly Rent Per Occupied Square Foot
		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)
County	Square Feet(2)
San Francisco
275 Brannan Street	54,673	10.8%	—%	100.0%	$—	$—	$—
901 Market Street	212,319	41.8%	54.4%	75.8%	3,429,343	29.69	2.47
Subtotal	266,992	52.5%	43.3%	80.8%	$3,429,343	$29.69	$2.47

Los Angeles
Element LA (Olympic Bundy)	241,427	47.5%	22.4%	22.4%	$1,297,200	$24.02	$2.00
Subtotal	241,427	47.5%	22.4%	22.4%	$1,297,200	$24.02	$2.00

TOTAL	508,419	100.0%	33.3%	53%	$4,726,543	$27.89	$2.32

LAND PROPERTIES

County	Square Feet(5)	Percent of Total
Los Angeles
Sunset Bronson—Lot A	273,913	14.1%
Sunset Bronson—Redevelopment	389,740	20.0%
Sunset Gower— Redevelopment	423,396	21.7%
Olympic Bundy	500,000	25.7%
Subtotal	1,587,049	81.5%

Orange
City Plaza	360,000	18.5%
Subtotal	360,000	18.5%

TOTAL	1,947,049	100.0%
______________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held-for-sale”. As of December 31, 2012, we had no office development property under construction, one office redevelopment property (275 Brannan Street) under construction, and two lease-up properties (901 Market and Olympic Bundy). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2013, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2013, by (ii) 12. Annualized base rent per occupied square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of March 31, 2013. Annualized base rent does not reflect tenant reimbursements.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)

Sunset Gower	567,637	64.4%	72.2%	$12,642,298	$30.86

Sunset Bronson	313,723	35.6%	77.7%	10,275,489	42.14

	881,360	100.0%	74.1%	$22,917,787	$35.07

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet, which management believes is less than the BOMA rentable area. Square footage may change over time due to remeasurement or releasing. On September 21, 2012 we acquired 5,921 square feet of office property located at 1455 Gordon, ancillary to our Sunset Gower property. That acquisition is reflected in the square footage for Sunset Gower as of September 21, 2012 on a weighted average basis. As of March 31, 2013, the square footage for Sunset Gower and Sunset Bronson totaled 884,196 square feet, including that acquisition. Since the percent occupied is determined on a weighted average basis for the 12 months ended March 31, 2013, the square footage for 1455 Gordon is also included in the square footage for the media and entertainment properties on a weighted average basis.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended March 31, 2013.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended March 31, 2013, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2013.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(2)	Percent of Annualized Base Rent
Warner Music Group	1	1	12/31/2019	195,166	4.4%	$7,959,209	7.0%
Bank of America	1	1	Various	616,788	13.9%	7,652,661	6.8%
AIG	1	1	7/31/2017	142,655	3.2%	6,134,165	5.4%
AT&T	1	1	8/31/2013	155,964	3.5%	5,850,333	5.2%
Square Inc.	1	1	9/27/2023	181,805	4.1%	5,698,375	5.0%
GSA - U.S. Corps of Engineers	3	2	Various	139,400	3.1%	4,534,147	4.0%
Fox Interactive Media, Inc.	1	1	3/31/2017	104,897	2.4%	4,489,382	4.0%
Clear Channel	1	1	9/30/2016	107,715	2.4%	4,481,830	4.0%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	2.6%	4,395,488	3.9%
NFL Enterprises	2	2	3/31/2015	115,084	2.6%	3,708,243	3.3%
Total	13	12		1,874,432	42.2%	$54,903,833	48.6%

______________________________

(1)	GSA and Saatchi & Saatchi North America, Inc. leases are subject to early termination prior to expiration at the option of the tenant.

(2)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2013, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)
We have completed leases at our 1455 Market property with Square Inc. for 332,492 square feet which backfills certain space currently leased to Bank of America. The following summarizes Bank of America’s early termination rights by square footage as of March 31, 2013, subject to the pending lease commencements with Square Inc.: (1) 22,687 square feet at March 31, 2013, 20,801 square feet of which is scheduled to be delivered to Square Inc. in April, 2013 for lease commencement in April, 2013; (2) 152,373 square feet at December 31, 2013, 129,886 square feet of which is scheduled to be delivered to Square Inc. in January, 2014 for lease commencement in January, 2014; (3) 212,854 square feet at December 31, 2015; and (4) 228,874 square feet at December 31, 2017. In sum, the lease with Square Inc. backfills a combined 150,687 square feet of the 616,788 square feet leased to Bank of America as of March 31, 2013.

(4)
We have completed leases at our Rincon Center property with salesforce.com for 235,733 square feet which backfills 148,375 square feet currently leased to AT&T. The following summarizes the scheduled commencement by square footage of the lease with salesforce.com: (1) 93,028 square feet commencing on November 1, 2013, 71,931 square feet of which backfills space currently occupied by AT&T; (2) 59,689 square feet commencing May 1, 2014, 37,230 square feet of which backfills space currently occupied by AT&T; (3) 76,004 square feet commencing August 1, 2014, 39,214 square feet of which backfills space currently occupied by AT&T and 31,205 square feet currently occupied to other tenants; (4) 2,868 square feet commencing August 1, 2015, 2,851 square feet of which backfills space currently occupied by other tenants; and (5) 4,144 square feet commencing May 1, 2017, all of which backfills space currently occupied by other tenants. In addition to the 186,575 square feet under the lease with salesforce.com which backfills space under the lease with AT&T and other tenants, the lease with salesforce.com also includes 13,021 square feet of additional square footage due to BOMA adjustments and 36,137 square feet of net absorption, scheduled for commencement, as follows: 18,062 square feet in November, 2013; and 18,075 square feet in May, 2014.

(5)
GSA expirations by property and square footage: (1) 89,995 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; and (3) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	212,178
Number of leases	16

Gross New Leasing Activity
Rentable square feet	195,456
New cash rate	$35.55
Number of leases	9

Gross Renewal Leasing Activity
Rentable square feet	16,722
Renewal cash rate	$36.00
Number of leases	7

Net Absorption
Leased rentable square feet	64,413

Cash Rent Growth(1)
Expiring Rate	$24.03
New/Renewal Rate	$28.95
Change	20.5%

Straight-Line Rent Growth(2)
Expiring Rate	$24.89
New/Renewal Rate	$30.56
Change	22.8%

Weighted Average Lease Terms
New (in months)	106
Renewal (in months)	40

Tenant Improvements and Leasing Commissions(3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$54.46	$6.18
Renewal leases	$4.27	$1.29
Blended	$50.5	$6.03
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS - ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases(1)	Percent of Office Portfolio Square Feet	Annualized Base Rent(2)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(3)	Annualized Base Rent Per Square Foot at Expiration(4)
Available	455,614	10.3%	$—	—	$—	$—
2013	605,208	13.6%	16,972,078	13.9%	28.04	27.52
2014	157,532	3.6%	5,290,912	4.4%	33.59	34.23
2015	400,648	9.0%	8,228,789	6.8%	20.54	22.12
2016	338,399	7.6%	11,421,852	9.4%	33.75	36.14
2017	771,843	17.4%	22,876,369	18.8%	29.64	30.93
2018	281,314	6.3%	7,189,209	5.9%	25.56	28.58
2019	594,986	13.4%	19,918,749	16.4%	33.48	38.27
2020	263,175	5.9%	9,520,453	7.8%	36.18	44.78
2021	43,499	1.0%	1,071,673	0.9%	24.64	28.45
2022	9,359	0.2%	376,528	0.3%	40.23	52.49
Thereafter	308,448	6.9%	10,033,423	8.2%	32.53	43.79
Building management use	23,331	0.5%	—	—%	—	—
Signed leases not commenced(5)	190,228	4.3%	8,797,424	7.2%	46.25	55.69
Total/Weighted Average	4,443,584	100.0%	$121,697,459	100.0%	$30.52	$33.96

______________________________

(1)
Please see footnote (3) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of 175,060 square feet currently leased to Bank of America scheduled to expire in 2013 at our 1455 Market property, and footnote (4) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of 155,964 square feet currently leased to AT&T scheduled to expire in 2013 at our Rincon Center property.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2013, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)
Annualized base rent per square foot for all lease expiration years and building management use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2013.

(4)
Annualized base rent per square foot at expiration for all lease expiration years and building management use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2013.

(5)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of March 31, 2013, divided by (ii) square footage under uncommenced leases as of March 31, 2013.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS

	Q2 2013		Q3 2013			Q4 2013			Q1 2014
County	Expiring SF	Rent per SF(1)	Expiring SF	Rent per SF(1)		Expiring SF	Rent per SF(1)		Expiring SF	Rent per SF(1)
San Francisco
Rincon Center	3,264	$25.59	155,964	$37.51	(2)	2,390	$33.67		8,623	$47.00
1455 Market Street	—	—	1,511	30.23		152,373	20.16	(3)	—	—
875 Howard Street	—	—	—	—		4,307	32.00		—	—
222 Kearny Street	—	—	11,772	49.55		11,026	24.11		5,306	43.86
625 Second Street	—	—	25,175	28.78		—	—		—	—
275 Brannan Street	—	—	—	—		—	—		—	—
901 Market Street	349	15.47	2,790	21.00		43,364	29.54		—	—
Subtotal	3,613	$24.61	197,212	$36.83		213,460	$22.66		13,929	$45.80

Los Angeles
First Financial	3,240	$7.41	1,430	$38.56		4,574	$39.17		—	$—
Technicolor Building	—	—	—	—		—	—		—	—
Del Amo Office Building	—	—	—	—		—	—		—	—
9300 Wilshire	—	—	1,087	37.08		1,688	44.92		1,772	36.00
10950 Washington	20,047	28.20	2,174	27.36		—	—		—	—
604 Arizona	—	—	—	—		—	—		—	—
6922 Hollywood	—	—	—	—		—	—		3,459	88.16
10900 Washington	—	—	—	—		—	—		—	—
Element LA	54,000	24.02	—	—		—	—		—	—
Pinnacle I	—	—	—	—		9,005	46.35		—	—
Subtotal	77,287	$24.41	4,691	$33.03		15,267	$44.04		5,231	$70.49

Orange
City Plaza	41,156	$29.42	831	$25.80		6,114	$23.75		1,660	$27.60
Subtotal	41,156	$29.42	831	$25.80		6,114	$23.75		1,660	$27.60

San Diego
Tierrasanta	—	$—	—	$—		—	$—		31,422	$14.42
Subtotal	—	$—	—	$—		—	$—		31,422	$14.42

Total	122,056	$26.11	202,734	$36.69		234,841	$24.08		52,242	$28.82
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2013, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Please see footnote (4) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of the 155,964 square feet scheduled to expire in Q3 2013 at our Rincon Center property.

(3)
Please see footnote (3) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of the 152,373 square feet scheduled to expire in Q4 2013 at our 1455 Market property.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	80,981	2%
Educational	120,396	3.8%
Financial Services	900,530	13.9%
Insurance	175,921	6%
Legal	139,037	3.7%
Media & Entertainment	777,828	26.1%
Other	147,441	2.7%
Real Estate	65,102	2%
Retail	227,374	5.4%
Technology	737,895	23.2%
Advertising	169,735	3.9%
Government	216,418	6.2%
Healthcare	39,084	1.1%
Total	3,797,742	100.0%

______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
First Quarter 2013 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.